Calculation of Filing Fee Tables
S-8
Real REMAX Group Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, issuable under the Real REMAX Group Inc. 2026 Stock Incentive Plan	Other	50,000,000	$ 27.75	$ 1,387,500,000.00	0.0001381	$ 191,613.75
2	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards (other than options) under the Real 2025 Stock Incentive Plan	Other	3,177,279	$ 27.75	$ 88,169,492.25	0.0001381	$ 12,176.21
3	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding options under the Real 2025 Stock Incentive Plan	Other	2,500	$ 13.70	$ 34,250.00	0.0001381	$ 4.73
4	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards (other than options) under the Real Amended and Restated Omnibus Incentive Plan	Other	925,189	$ 27.75	$ 25,673,994.75	0.0001381	$ 3,545.58
5	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding options under the Real Amended and Restated Omnibus Incentive Plan	Other	573,083	$ 13.70	$ 7,851,237.10	0.0001381	$ 1,084.26
6	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards (other than Real Options) under the Real Omnibus Incentive Plan	Other	138	$ 27.75	$ 3,829.50	0.0001381	$ 0.53
7	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding options under the Real Omnibus Incentive Plan	Other	25,916	$ 13.70	$ 355,049.20	0.0001381	$ 49.03
8	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards under the Real Stock Option Plan	Other	431,784	$ 13.70	$ 5,915,440.80	0.0001381	$ 816.92
9	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards under the Real Restricted Share Unit Plan	Other	100	$ 27.75	$ 2,775.00	0.0001381	$ 0.38
10	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding awards (other than options) under the REMAX 2023 Omnibus Incentive Plan and the REMAX 2013 Omnibus Incentive Plan	Other	3,258,191	$ 27.75	$ 90,414,800.25	0.0001381	$ 12,486.28
11	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding options under the REMAX 2023 Omnibus Incentive Plan and the REMAX 2013 Omnibus Incentive Plan	Other	160,077	$ 11.63	$ 1,861,695.51	0.0001381	$ 257.10
12	Equity	Common Stock, par value $0.001 per share, issuable pursuant to outstanding Inducement Awards	Other	500,815	$ 27.75	$ 13,897,616.25	0.0001381	$ 1,919.26
Total Offering Amounts:						$ 1,621,680,180.61		$ 223,954.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 223,954.03
Offering Note
[1]	a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional common stock ("Common Stock") in the authorized share structure of Real REMAX Group Inc. (the "Registrant") that become issuable under the Real REMAX Group Inc. 2026 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. b) Represents the 50,000,000 shares of Common Stock of the Registrant reserved and available for issuance under the Plan. c) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. At the time of filing, shares of the Registrant's Common Stock are not listed or traded on any exchange or market. Accordingly, the proposed maximum offering price per share is based on the average of the high and low prices of The Real Brokerage Inc. ("Real") common stock on August 20, 2026, as reported on the Nasdaq Stock Market, as adjusted on a 10-for-1 basis, by dividing the number of shares subject to each outstanding award by 10 (rounded down to the nearest whole number) (the "Share Consolidation"), which stock will be exchanged for shares of Common Stock of the Registrant in connection with the consummation of the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of April 26, 2026 (as may be amended, restated, supplemented or otherwise modified from time to time), by and among Real, RE/MAX Holdings, Inc. ("REMAX"), New Wildlife, Wildlife Acquisition I Corp., Wildlife Acquisition II LLC and 1587802 B.C. Unlimited Liability Company (the "Merger Agreement"). The actual value of the Registrant's Common Stock may differ from this price following the consummation of such transactions.

[2]	See Note 1c. Represents the number of shares of Common Stock of the Registrant issuable pursuant to outstanding options and restricted share units under Real's equity incentive plans as follows: (i) 2,500 shares issuable pursuant to outstanding options and 3,177,279 shares issuable pursuant to outstanding restricted share units granted under the Real 2025 Stock Incentive Plan, (ii) 573,083 shares issuable pursuant to outstanding options and 925,189 shares issuable pursuant to outstanding restricted share units granted under the Real Amended and Restated Omnibus Incentive Plan, (iii) 25,916 shares issuable pursuant to outstanding options and 138 shares issuable pursuant to outstanding restricted share units granted under the Real Omnibus Incentive Plan, (iv) 431,784 shares issuable pursuant to outstanding options granted under the Real Stock Option Plan, and (v) 100 shares issuable pursuant to outstanding restricted share units granted under the Real Restricted Share Unit Plan. Such amounts have been adjusted to reflect the Share Consolidation. The proposed maximum offering price per unit for outstanding Real options reflects a weighted average exercise price of $13.70 (representing the pre-adjusted weighted average exercise price of $1.37, multiplied by 10 to reflect the Share Consolidation).

[3]	See Note 1c and Note 2.

[4]	See Note 1c and Note 2.

[5]	See Note 1c and Note 2.

[6]	See Note 1c and Note 2.

[7]	See Note 1c and Note 2.

[8]	See Note 1c and Note 2.

[9]	See Note 1c and Note 2.

[10]	See Note 1c. Represents the number of shares of Common Stock of the Registrant issuable pursuant to outstanding options, restricted stock units and performance stock units under REMAX's equity incentive plans (the REMAX 2023 Omnibus Incentive Plan and the REMAX 2013 Omnibus Incentive Plan) as follows: (i) 160,077 shares issuable pursuant to outstanding options (representing 310,830 REMAX options outstanding multiplied by a conversion ratio of 0.515, as set forth in the Merger Agreement (the "Stock Election Exchange Ratio")), (ii) 1,551,693 shares issuable pursuant to outstanding restricted stock units (representing 3,012,998 REMAX restricted stock units outstanding multiplied by the Stock Election Exchange Ratio), and (iii) 1,546,421 shares issuable pursuant to outstanding performance stock unit, determined at target levels, that converted to time-vesting restricted stock units (representing 3,002,760 REMAX performance stock units outstanding multiplied by the Stock Election Exchange Ratio). Performance metrics applicable to REMAX performance stock units ceased to apply following the First Merger Effective Time (as defined in the Merger Agreement), and such awards converted to time-vesting Registrant restricted stock units. The proposed maximum offering price per unit for outstanding REMAX options reflects the post-conversion weighted average exercise price of $11.63 (representing the pre-conversion weighted average exercise price of $22.58, multiplied by the Stock Election Exchange Ratio). REMAX Options with exercise prices equal to or greater than the Stock Election Consideration were cancelled for no consideration.

[11]	See Note 1c and Note 10.

[12]	See Note 1c. Represents the number of shares of Common Stock of the Registrant issuable pursuant to outstanding inducement awards as follows: (i) 447,026 shares issuable pursuant to an inducement award made to Erik Carlson to induce him to accept employment with REMAX (representing 868,012 shares of REMAX Class A common stock subject to such award immediately prior to the First Merger Effective Time, multiplied by the Stock Election Exchange Ratio), and (ii) 53,789 shares issuable pursuant to inducement awards made to Victor Lombardo and Tom Flanagan to induce them to accept employment with REMAX (representing 104,445 shares of REMAX Class A common stock subject to such awards immediately prior to the First Merger Effective Time, multiplied by the Stock Election Exchange Ratio).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources